UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8–K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 10, 2013

METALS USA HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-34685	20-3779274
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2400 E. Commercial Blvd., Suite 905 Fort Lauderdale, Florida		33308
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (954) 202-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.

The information provided under Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference. Capitalized terms used but not otherwise defined in this Item 1.02 have the meanings ascribed to them in Item 2.01.

Effective April 12, 2013, in connection with the Merger, the Company terminated its ABL Credit Agreement, dated as of December 17, 2010, among each of the lenders party thereto, Bank of America, N.A., as the administrative agent and collateral agent, Flag Intermediate Holdings Corporation, Metals USA, Inc. and certain subsidiaries of Metals USA, Inc. party thereto (the “ABL Credit Agreement”) and its Credit Agreement, dated as of December 14, 2012, among each of the lenders party thereto, Credit Suisse AG, as the administrative agent and collateral agent, Flag Intermediate Holdings Corporation, Metals USA, Inc. and certain subsidiaries of Metals USA, Inc. party thereto (the “Term Loan Credit Agreement”).

The outstanding amounts under the ABL Credit Agreement, except for certain letters of credit, which will remain outstanding, and the Term Loan Credit Agreement were repaid in full by Reliance.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On April 12, 2013, Metals USA Holdings Corp. (the “Company”) completed the merger contemplated by the Agreement and Plan of Merger (the “Merger Agreement”), dated as of February 6, 2013, by and among the Company, Reliance Steel & Aluminum Co. (“Reliance”) and RSAC Acquisition Corp., a wholly-owned subsidiary of Reliance (“Merger Sub”). Pursuant to the Merger Agreement, the Company was acquired by Reliance through a merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of Reliance (the “Surviving Corporation”).

At 11:59 p.m., Eastern time, on April 12, 2013, the effective time of the Merger (the “Effective Time”), each outstanding share of the Company’s common stock (other than dissenting shares, treasury shares, shares owned by Reliance and its subsidiaries and shares owned by any subsidiary of the Company) was cancelled and converted into the right to receive $20.65 in cash, without interest. Also at the Effective Time of the Merger, each option to acquire the Company’s common stock granted under any Company equity incentive plan, whether vested or unvested, that was outstanding became fully vested and was converted into the right to receive an amount in cash equal to the product of (i) the excess, if any, of $20.65 over the per share exercise price of the option multiplied by (ii) the total number of shares of common stock subject to the option. Each share of restricted stock granted under any Company equity incentive plan, whether vested or unvested, was cancelled and converted into the right to receive $20.65 per share in cash.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on February 7, 2013, and is incorporated herein by reference.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the Merger, the Company notified the New York Stock Exchange (the “NYSE”) that the Merger had been completed, and requested that trading of the Company’s common stock on the NYSE be suspended on April 15, 2013. In addition, the Company requested that the NYSE file with the SEC an application on Form 25 to delist the Company’s common stock from the NYSE and deregister the Company’s common stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on April 15, 2013. The Company intends to file a certificate on Form 15 requesting the deregistration of the Company’s common stock under Section 12(g) of the Exchange Act.

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth in Item 2.01 is incorporated herein by reference.

At the Effective Time, holders of the Company’s common stock, restricted stock or options immediately before the Effective Time ceased to have any rights as stockholders in the Company (other than their right to receive the consideration pursuant to the Merger Agreement), and, accordingly, such holders no longer have any interest in the Company’s future earnings or growth.

Item 5.01. Changes in Control of Registrant.

The information set forth in Items 2.01, 3.01 and 5.03 is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Merger, the directors of Merger Sub, as of the Effective Time, became the directors of the Surviving Corporation. In connection therewith, each of the members of the Board of Directors of the Company voluntarily resigned from the Company’s Board of Directors effective immediately prior to the Effective Time.

Pursuant to the previously announced separation agreement and general release between the Company and Lourenco Goncalves, our President and Chief Executive Officer, Mr. Goncalves’ employment with the Company terminated without cause immediately prior to the Effective Time. In addition, in connection with the Merger, certain officers of Merger Sub have been appointed as interim executive officers of the Surviving Corporation.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Effective Time, the Company’s certificate of incorporation was amended and restated in its entirety and the bylaws of Merger Sub, as in effect immediately prior to the Effective Time,

became the bylaws of the Surviving Corporation. The amended and restated certificate of incorporation of the Company and the Company’s amended and restated bylaws are attached hereto as Exhibits 3.1 and 3.2, respectively, and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

A special meeting of the stockholders of the Company was held on April 10, 2013. The Company previously filed with the SEC the proxy statement and related materials pertaining to this meeting, which describe in detail each of the two proposals submitted to stockholders at the meeting. The final results for the votes regarding each proposal are set forth below.

Proposal One: Adoption of the Merger Agreement. The proposal relating to the adoption of the Merger Agreement was approved with the votes shown:

For	Against	Abstained
32,588,389	25,836	2,510

Proposal Two: Approval of the Advisory Say-on-Merger-Pay Proposal. The proposal relating to an advisory, non-binding vote regarding the compensation that may be paid or become payable to the Company’s named executive officers that is based on or otherwise relates to the Merger was approved with the votes shown:

For	Against	Abstained
31,346,138	1,140,346	130,251

In connection with the special meeting, the Company also solicited proxies with respect to the adjournment of the special meeting to a later date, if necessary or appropriate, to solicit additional proxies in favor of the proposal to adopt the Merger Agreement. Because there were sufficient votes from the Company’s stockholders to approve the proposal to adopt the Merger Agreement, adjournment of the special meeting to solicit additional proxies was unnecessary, and the proposal to adjourn the special meeting was tabled.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibits Number	Description

2.1	Agreement and Plan of Merger, dated as of February 6, 2013, by and among Reliance Steel & Aluminum Co., RSAC Acquisition Corp. and Metals USA Holdings Corp. (incorporated by reference to Exhibit 2.1 of the Registrant’s Current Report on Form 8-K filed on February 7, 2013).

3.1	Amended and Restated Certificate of Incorporation of Metals USA Holdings Corp.

3.2	Amended and Restated Bylaws of Metals USA Holdings Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METALS USA HOLDINGS CORP.

Date: April 15, 2013	/s/ William A. Smith
	Name:	William A. Smith
	Title:	Senior Vice President

Exhibit Index

Exhibits Number	Description

2.1	Agreement and Plan of Merger, dated as of February 6, 2013, by and among Reliance Steel & Aluminum Co., RSAC Acquisition Corp. and Metals USA Holdings Corp. (incorporated by reference to Exhibit 2.1 of the Registrant’s Current Report on Form 8-K filed on February 7, 2013).

3.1	Amended and Restated Certificate of Incorporation of Metals USA Holdings Corp.

3.2	Amended and Restated Bylaws of Metals USA Holdings Corp.